UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 15, 2010, CB Richard Ellis Realty Trust (the “Company”), through subsidiaries of CBRE Operating Partnership, L.P., its operating partnership (“CBRE OP”), entered into two agreements of sale (the “Agreements”), one with 70 Hudson Street, L.L.C. and 70 Hudson Street Urban Renewal Associates, L.L.C. and the other with 90 Hudson Street, L.L.C. and 90 Hudson Street Urban Renewal Associates, L.L.C. (collectively, the “Sellers”), all unrelated third parties, to acquire, subject to customary closing conditions, two office buildings located at 70 Hudson Street (“70 Hudson”) and 90 Hudson Street (“90 Hudson”) in Jersey City, New Jersey (collectively “70 & 90 Hudson”).

The total of the two purchase prices for 70 & 90 Hudson is $310,000,000, exclusive of customary closing costs and the assumption of approximately $240,000,000 in two existing mortgage loans. The Company anticipates that the estimated $70,000,000 balance of the aggregate purchase price will be funded using the net proceeds from its current public offering. The Company deposited $3,000,000 into an escrow account upon the execution of the Agreements that is refundable in the event certain closing conditions are not met.

70 Hudson is a 409,272 square foot, 12-story office building constructed in 2000 that is 100% net-leased through January 2016 to Long Island Holding, LLC, a wholly-owned subsidiary of Barclays Capital, Inc., a leading global investment bank based in the United Kingdom. Barclay’s Capital Inc. is the investment banking division of Barclay’s Bank PLC (NYSE: BCS), a global bank. 90 Hudson is a 418,046 square foot, 12-story office building constructed in 1999 that is 100% leased with approximately 59% of the building leased through December 2024 to Lord Abbett & Co., LLC, an employee owned investment manager.

While the Company anticipates that these acquisitions will close during the first quarter of 2011, the Agreements to acquire the properties are subject to a number of contingencies and therefore there can be no assurances that these acquisitions will occur.

ITEM 8.01	OTHER EVENTS.

On October 8, 2010, the Company, through subsidiaries of CBRE OP, entered into a purchase and sale agreement with the Teachers Insurance and Annuity Association of America (“TIAA”), an unrelated third party, to acquire, subject to customary closing conditions, a portfolio of seven warehouse distribution centers (the “National Industrial Portfolio”), located in Arizona, Florida, Kentucky, Ohio, Texas and Utah, for an aggregate purchase price of approximately $95,000,000, exclusive customary closing costs. The Company anticipates that the acquisition will be funded using the net proceeds from its current public offering.

The National Industrial Portfolio consists of seven warehouse distribution centers constructed between 1998 and 2002 located in the markets of Dallas/Fort Worth, Texas; Cincinnati, Ohio; Columbus, Ohio; Phoenix, Arizona; Salt Lake City, Utah; and Jacksonville, Florida. The National Industrial Portfolio totals approximately 2,534,037 square feet and is currently 80.5% leased to 10 tenants.

While the Company anticipates that these acquisitions will close during the fourth quarter of 2010, the agreement to acquire the properties is subject to a number of contingencies and therefore there can be no assurances that these acquisitions will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

October 21, 2010	By:	/S/ PHILIP L. KIANKA
	Name:	Philip L. Kianka
	Title:	Chief Operating Officer